Dryden Global Total Return Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								March 1, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Global Total Return Fund, Inc.
 File No. 811-04661


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Dryden Global Total
 Return Fund, Inc. for the fiscal year ended December 31, 2006. The Form N-SAR was filed using the EDGAR system.



Very truly yours,


							/s/  Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 1st day of March 2007.




Dryden Global Total Return Fund, Inc.





Witness: /s/ George Chen 			By: /s/ Jonathan D. Shain
George Chen				Jonathan D. Shain
						Assistant Secretary



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